UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPANY CONTACT: Steve Loomis, Vice President of Operations and Chief Financial Officer sloomis@cardiodynamics.com 800-778-4825, Ext. 1015

RiskMetrics and Glass Lewis Recommend CardioDynamics Shareholders

Vote For the Proposed Merger with SonoSite

SAN DIEGO, CA—August 5, 2009—CardioDynamics (Nasdaq: CDIC), the innovator and leader of BioZ® impedance cardiography (ICG) technology, today announced that independent proxy advisory firms RiskMetrics Group, Inc. and Glass Lewis & Co. have recommended that CardioDynamics shareholders vote “FOR” approval of the proposed merger with a subsidiary of SonoSite which will be considered at the August 11, 2009 special meeting of CardioDynamics shareholders. Shareholders of record as of the close of business on June 30, 2009 will be entitled to vote at the meeting. As previously announced, under the terms of the merger agreement, SonoSite will acquire all of the outstanding shares of CardioDynamics common stock for $1.35 per share in cash. This is a premium of 69% over the closing share price on June 8, 2009, the day before the merger agreement was announced.

RiskMetrics (formerly “ISS,” Institutional Shareholder Services) and Glass Lewis are leading independent U.S. proxy advisory firms and their voting analysis and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

Mike Perry, CEO of CardioDynamics commented, “We are pleased with the recommendations from both RiskMetrics and Glass Lewis that our shareholders vote to approve our proposed merger with SonoSite.”

CardioDynamics’ Board of Directors has recommended that shareholders vote in favor of the merger by completing and returning their proxy card. CardioDynamics’ shareholders are reminded that their vote is important. Shareholders may be able to vote their shares by telephone or the Internet if their shares are held by a broker or other nominee. If shareholders do not vote, it will have the same effect as a vote against approval of the merger agreement. Shareholders are advised that if they have any questions or need any assistance in voting their shares, they should contact CardioDynamics’ proxy solicitor, Advantage Proxy, by telephone at (877) 870-8565 toll free.

Additional Information About the Transaction

This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of CardioDynamics. In connection with the proposed transaction, CardioDynamics has filed a definitive proxy statement with the Securities and Exchange Commission (SEC). The definitive proxy materials contain important information regarding the merger, including, among other things, the recommendation of CardioDynamics’ Board of Directors with respect to the merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.

The definitive proxy statement has been sent to shareholders of CardioDynamics to seek their approval of the merger agreement and related matters. Investors can obtain the definitive proxy statement, as well as other filings containing information about CardioDynamics, free of charge, at the website maintained by the SEC at www.sec.gov. Alternatively, copies of the definitive proxy statement and other filings made by CardioDynamics with the SEC can also be obtained, free of charge, by directing a request to CardioDynamics, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of CardioDynamics and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CardioDynamics’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 10, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC. Investors should read the definitive proxy statement carefully before making any voting or investment decisions.

About CardioDynamics

CardioDynamics (www.cdic.com), the ICG Company, is the innovator and leader of an important medical technology called Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive ICG diagnostic and monitoring devices and markets proprietary ICG sensors. The Company’s ICG Systems are being used by physicians around the world to help battle the number one killer of men and women — cardiovascular disease. Partners include GE Healthcare, Philips Medical Systems and Mindray.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound. Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care. The company employs approximately 700 people worldwide.

Forward-looking Information

Certain statements in this press release are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions and other factors, including, but not limited to estimates about the benefits of the business combination transaction involving the companies, including future financial and operating results, continued market acceptance of product offerings, the potential that our business may suffer as a result of the uncertainty regarding the merger, and the risk that the acquisition may not be completed in the time frame expected by the parties or at all. Additional information regarding factors that may affect future results are described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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